AMENDMENT #2
                                    TO THE
                            WARRANT AGREEMENT AND
                            SHAREHOLDER AGREEMENT



            This Amendment Agreement (the "Agreement") is made as of this ____ day of November, 1995, by and among Somatix Therapy Corporation, a Delaware corporation (the "Company"), GeneSys Therapeutics Corporation, a California corporation ("GeneSys") and Kleiner Perkins Caufield & Byers V, a California limited partnership ("KPCB V").

            WHEREAS, GeneSys and KPCB V entered into that certain Warrant Agreement dated November 9, 1991 (the "Warrant Agreement") pursuant to which GeneSys agreed to issue and sell and KPCB V agreed to purchase for the price of One Thousand Dollars ($1000.00) warrants to purchase up to an aggregate of 993,740 shares of GeneSys Series B Preferred Stock (the "Warrant");

            WHEREAS, on or about January 17, 1992, GeneSys became a wholly-owned subsidiary of the Company, subject only to the exercise of the Warrant;

            WHEREAS, by its terms, the Warrant is exercisable for shares of Series B Preferred Stock of GeneSys (the "Shares") at any time from November 9, 1992 to November 9, 1994 at an exercise price of $2.0126 per share;

            WHEREAS, the Company, GeneSys and KPCB V entered into a Shareholder Agreement dated January 21, 1992 (the "Shareholder Agreement"), which agreement sets forth certain rights and restrictions with regard the Shares including, among other things, (i) a "Put Option" exercisable by KPCB V to exchange the Shares received upon exercise of the Warrant for shares of the Company's Common Stock based upon an exchange ratio of .35095 (subject to certain adjustments) and (ii) the calculation of "Appreciation Currency" for purposes of determining the price payable by KPCB V upon exercise of the Warrant;

            WHEREAS, on or about November 7, 1994, the parties agreed to extend the term of the Warrant Agreement; and

            WHEREAS, the parties hereto wish to amend the Warrant Agreement to extend the term of the Warrant upon the terms and conditions contained herein; and

            WHEREAS, the parties hereto wish to amend the Shareholder Agreement to incorporate into the Shareholder Agreement the amendment to the Warrant Agreement and the extension of the term of the Warrant upon the terms and conditions contained herein.

            NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

            1. Section 3 of the Warrant Agreement, as amended, is hereby amended to extend the term of exercise of the Warrant for a period of one (1) year on a quarterly basis until November 9, 1996, subject to earlier expiration upon notice from the Company to the Warrantholder ten (10) days prior to the last day of the quarters ended on February 9, 1996, May 9, 1996, August 9, 1996 and November 9, 1996.

            2. In consideration of the Company's agreement to extend the term of the Warrant, and for other good and valuable consideration, receipt of which is hereby acknowledged, KPCB V agrees that it will not offer, sell, contract to sell, or grant any option to purchase or otherwise dispose (including, without limitation, a distribution to KPCB V's limited partners) of any Common Stock, or any securities convertible into or exchangeable for Common Stock, of the Company (including, without limitation, Common Stock of the Company that may be deemed to be beneficially owned by KPCB V in accordance with the rules and regulations of the Securities Exchange Act of 1934 and Common Stock that may be issued upon exercise of a stock option or warrant), or rights to acquire such Common Stock, until November 9, 1996.

            3. A new warrant and form of election to purchase Shares (the "Replacement Warrant") shall be issued to KPCB V in exchange for the Warrant in substantially the form set forth in Exhibit A attached hereto.

            4. The Shareholder Agreement is hereby amended so that any reference made therein to the "Warrant Agreement" is hereby replaced with "Amendment #2 to the Warrant Agreement" and any reference made therein to "Warrant" is hereby replaced with "Replacement Warrant."

            5. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            6. Except as otherwise provided for herein, the existing terms of the Shareholder Agreement and Warrant Agreement shall remain in full force and effect.



                                     2.

            IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                           SOMATIX THERAPY CORPORATION



                           By:   DAVID W. CARTER
                                 --------------------------
                                 David W. Carter, Chairman, President and
                                 Chief Executive Officer


                           GENESYS THERAPEUTICS CORPORATION



                           By:
                              -------------------------------


                           KLEINER PERKINS CAUFIELD & BYERS V



                           By:
                              -------------------------------


                                     3.